                                                                  EXHIBIT 10.3

                                 EMPLOYMENT AGREEMENT


    THIS AGREEMENT ("Employment Agreement") made and entered into effective the 1st day of February, 1990, by and between Delta Beverage Group, Inc., a Delaware corporation ("Employer") and Kenneth Keiser ("Executive").

    WITNESSETH:

    WHEREAS, Employer desires to employ Executive in the capacity and on the terms and conditions hereinafter set forth, and Executive has agreed to accept such employment;

    NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties hereto agree as follows:

    1. EMPLOYMENT RELATIONSHIP. Employer hereby employs Executive as President and Chief Operating Officer of Employer, subject to the direction of the Board of Directors of Employer. Executive accepts such employment and agrees to devote his loyalty, skills and substantially his full-time efforts to the conduct of the Employer's business operations.

    2. INITIAL TERM OF EMPLOYMENT. The "Term" of this Employment Agreement and the performance of Executive's services shall commence as of the date of this Employment Agreement and shall continue for three (3) years from the date of this Agreement. Upon expiration of the initial Term of this Agreement, this Agreement shall be renewable for one-year Terms, subject to the mutual agreement of the parties.

    3. COMPENSATION. For all services rendered by Executive to Employer as President and Chief Executive officer, Executive shall be compensated by Employer in accordance with the terms and conditions set forth herein:

       3.1 BASE SALARY. The base salary of Executive shall be $155,000 on an annualized basis during the Executive's term of employment ("Base Salary"). The salary shall be payable at $12,916.66 per month. Such salary may be increased pursuant to periodic reviews to be held by the Board of Directors. Such salary shall be increased only upon the unanimous action of the Board of Directors.

       3.2 BONUS. Executive shall be eligible to receive, as additional compensation, an incentive bonus as set out in the Delta Beverage Group Incentive Bonus Agreement adopted effective February 1, 1990 and a Stock Award Plan adopted effective February 1, 1990. Executive shall be one hundred percent (100%) vested in the Stock Award Plan on December 31, 1993.

       3.3 FRINGE BENEFITS. Executive shall be entitled to those employee benefits as are available to other employees of Employer or as determined by the unanimous action of the Board of Directors.

                                    Page 1                        Exhibit 10.3
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       3.4   EXPENSE REIMBURSEMENTS.  Executive is authorized to incur
    reasonable expenses in connection with the business of the Employer. Employer will reimburse Executive for all such reasonable expenses.

       3.5 ANNUAL TRANSPORTATION ALLOWANCE. Executive shall receive an annual transportation allowance of $10,000. The amount of the allowance will be grossed-up to reflect all federal and state taxes payable with respect to the Allowance. For determining the amount of the tax gross-up it shall be assumed that the tax rate will be the individual federal and state income tax rate applicable to the highest income bracket for that year for the Executive.

    4. TERMINATION. This Agreement shall continue for the period set forth in Section 2 hereof, subject to the following:

       4.1 TERMINATION FOR CAUSE. Employer may terminate this Agreement for cause, effective upon notice in writing to the Executive.
    "Cause," for purposes of this Agreement, is defined as the conviction or admission in writing by Employee of a felony, fraud against Employer, misappropriation of Employer's assets or embezzlement. Upon the giving of such notice, this Agreement shall immediately terminate and Employer shall have no further obligation to Executive under this Agreement.

       4.2 TERMINATION WITHOUT CAUSE. During the Term this Agreement may be terminated without cause by Employer upon written notice to Executive, which notice shall be effective on the last business day of the month in which such notice is given. In the event Employer terminates this Agreement without cause, Executive's Base Salary, as provided in Section 3.1 hereof, shall be continued for the remaining Term of this Agreement from such date of termination of employment and Executive's health benefits, as may be provided in Section 3.3 hereof, shall be continued for the remaining Term of this Agreement from such date of termination of employment unless Executive becomes covered by another employer's group health plan as a result of his employment with such other employer.

       4.3 RESIGNATION. Executive may resign from his position and terminate his employment at any time upon 180 days written notice to Employer. In the event Executive ceases to be employed by Employer in accordance with this provision, Employer shall have no obligation to pay Executive pursuant to Section 3 of this Agreement except as required by law.

       4.4 DISABILITY. This Agreement shall terminate upon the total disability of Executive. In the event this Agreement is terminated because of Executive's disability, Executive's compensation, as provided in Section 3 hereof, shall be continued for the two year period from such termination; provided that in such event, Executive shall not thereafter be entitled to the continuation of fringe benefits as provided in Section 3 hereof, except as required by law, and except for continuation of health, dental, disability and life insurance benefits as provided under the terms


                                    Page 2                        Exhibit 10.3
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    of Executive's fringe benefit plan in effect on the date of such termination of employment.

        The determination of total disability shall be made in accordance with the provisions of any applicable disability plan owned by Employer and covering Executive. If there is no such plan or such plan does not specify a definition of total disability, such determination shall be made by the Board of Directors.

       4.5 DEATH. If Executive's employment is terminated by his death prior to the end of the Term of this Agreement, Employer shall pay to Executive's estate, for the period commencing on the first day of the month following Executive's death and continuing to the termination of the Agreement, the Base Salary that Executive would be entitled to receive if living.

       4.6 INSURANCE. Employer agrees to obtain, in its name, life insurance on the life of Executive and disability insurance relating to Executive with respect to the obligations of Employer under Sections 4.4 and 4.5, respectively.

         COVENANT NOT TO COMPETE. In the event employment with the Employer is terminated for any reason, it is agreed that:

    (a) Employee will inform any new employer, before accepting employment, of the existence of this Agreement and give such employer a copy thereof; and

    (b) Employee will not, for the remainder of the Term after termination of employment, render services directly or indirectly, to any person or organization in connection with the development, manufacture, marketing, sale, merchandising, leasing, servicing or promotion of a Competitive Product that is sold or intended for sale in any geographic area in which Employer or its Pepsi-Cola franchisees actively markets or intends to actively market a product of the same general type or function. Employee may accept employment with a competitor of Employer; provided that before Employee accepts such employment, he provides Employer with separate written assurances, satisfactory to Employer, from such competitor and from Employee that Employee will not render services, directly or indirectly, in connection with any Competitive Product during the remainder of the Term; and

    (c) Employee will not, directly or indirectly: (i) influence or advise any person who is or shall be in the service of Employer to leave such service to compete with Employer or to enter into the service of any competitor of or anyone intending to compete with Employer; or (ii) influence or advise any competitor of or anyone intending to compete with Employer to engage the services of any person who is or shall be in the service of Employer.

    For purposes of this Agreement Competitive Product means any product, process, system or service of any person or organization other than Employer, in existence or

                                    Page 3                        Exhibit 10.3
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    under development, that is the same as, similar to or competes with, or has a usage allied to, a product, process, system or service (i) upon which Employee worked (in either a sales or nonsales capacity) during the Term of his employment with the Employer, or (ii) about which Employee acquired or had access to confidential information or trade secrets through Employee's work with Employer.

    The term of this Covenant Not to Compete shall be suspended during any period in which (i) Employee has violated any restriction contained in the Covenant Not to Compete; or (ii) any legal process enjoins or limits enforcement of this Covenant Not to Compete. This Covenant Not to Compete shall be prospectively and specifically enforceable from the date of Employee's last violation of any restriction contained herein, or from the date of a Final Court Decision relating to the subject matter hereof.

     5. NOTICES. All notices given hereunder shall be in writing and shall be personally served or sent by registered or certified mail, return receipt requested, addressed as follows:

To Employer:

    Delta Beverage Group, Inc.
    88 South Sixth Street
    Suite 925
    Minneapolis, Minnesota 55402-1196

To Executive:

    Kenneth Keiser
    Delta Beverage Group, Inc.
    88 South Sixth Street
    Suite 925
    Minneapolis, Minnesota 55402-1196

    6.  MISCELLANEOUS.

    A. COMPLETE AGREEMENT. This Employment Agreement is the entire Employment Agreement between the parties concerning the subject matter hereof and supersedes and replaces any existing arrangement between the parties hereto relating to Executive's employment. Employer and Executive hereby acknowledge that there are no agreements or understandings of any nature, oral or written, regarding Executive's employment, apart from this Employment Agreement.

    B. NO WAIVER. No failure on the part of Employer or Employee to exercise, and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder by Employer or Employee preclude any other or further exercise thereof or the exercise of any other right.

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    C.  SEVERABILITY.  It is further agreed and understood by the parties hereto that if any part, term or provision of this contract should be held unenforceable in the jurisdiction in which either party seeks enforcement of the contract, it shall be construed as if not containing the invalid provision or provisions, and the remaining portions or provisions shall govern the rights and obligations of the parties.

    D. GOVERNING LAW. This Employment Agreement shall be construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to conflicts of law provisions.

    F. ASSIGNMENT. This Employment Agreement is personal in nature and cannot be assigned by Executive. The terms, conditions and covenants herein shall be binding upon the heirs and personal representatives of Executive, and the successors, assigns of Employer and any subsidiary or "affiliate" of Employer.

    G. REMEDIES NOT EXCLUSIVE. No remedy conferred hereunder is intended to be exclusive, and each shall be cumulative and shall be in addition to every other remedy. The election of any one or more remedies shall not constitute a waiver of any other remedy.

    F. SURVIVAL OF OBLIGATIONS. Employee's obligations under Section 6 shall survive the termination of Employee's employment with Employer.

    H. CAPTIONS. Captions and section headings used herein are for convenience only and are not a part of this Employment Agreement, and shall not be used in construing it.

                                    Page 5                        Exhibit 10.3
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    IN WITNESS WHEREOF, the parties have duly executed this Employment
Agreement as of the day and year first above written.


                                       EMPLOYER

                                       DELTA BEVERAGE GROUP


                                       /s/ Robert C. Pohlad
                                       -----------------------------------
                                       By Robert C. Pohlad
                                           Its Chief Executive Officer


                                       EXECUTIVE


                                       /s/ Kenneth E. Keiser
                                       -----------------------------------
                                       Kenneth Keiser




                                    Page 6                        Exhibit 10.3